      John Hancock Variable Series Trust I                           Exhibit 8.c


Henry D. Shaw
Chairman and Chief Executive Officer

[LOGO OF JOHN HANCOCK (R) APPEARS HERE]


                                                          April 14, 1998

State Street Bank and Trust Company
P.O. Box 9111
Boston, MA  02209-9111
Attention:  William Marvin

Re:  Amended and Restated Custodian Agreement
     dated as of January 30, 1995, as amended
     ----------------------------------------

Gentlemen:

       This letter will memorialize our mutual agreement to add to the above-referenced Custodian Agreement, effective as of May 1, 1998, the following five portfolios of the John Hancock Variable Series Trust I: Small/Mid Cap CORE Portfolio; High Yield Bond Portfolio; Bond Index Portfolio; Global Equity Portfolio; and Emerging Markets Equity Portfolio. In addition, effective May 1, 1998, the investment policy of the International Equities Portfolio will be changed, Independence International Associates, Inc. will become its Sub-Investment Manager, and the portfolio will be renamed the International Equity Index Portfolio. Finally, effective May 1, 1998, the Special Opportunities Portfolio will be renamed the Diversified Mid Cap Growth Portfolio, and the Short Term US Government Portfolio will be renamed the Short Term Bond Portfolio.

        Attached is a revised copy of Appendix A to the Custodian Agreement which reflects all of the Portfolios that are now subject to the Custodian Agreement, including the five portfolios named above. Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files.

     Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                                        Sincerely,
                                        JOHN HANCOCK VARIABLE
                                        SERIES TRUST I

                                        /s/ Henry D. Shaw

                                        Henry D. Shaw
                                        Chairman and CEO
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Received and agreed to:
STATE STREET BANK AND TRUST COMPANY



By:  /s/ William M. Marvin
     -----------------------------
Name:  William M. Marvin
       ---------------------------
Title: Vice President
       ---------------------------
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                                  APPENDIX A


          Name of Portfolio                      Portfolio Sub-Manager
          -----------------                      ---------------------


 1.  International Equity Index Portfolio    Independence International Associates, Inc.
 2.  Diversified Mid Cap Growth Portfolio    John Hancock Advisers, Inc.
 3.  Small Cap Growth Portfolio              John Hancock Advisers, Inc.
 4.  Small Cap Value Portfolio               INVESCO Management & Research, Inc.
 5.  Mid Cap Growth Portfolio                Janus Capital Corporation
 6.  Mid Cap Value Portfolio                 Neuberger & Berman L.P.
 7.  International Balanced Portfolio        Brinson Partners, Inc.
 8.  International Opportunities Portfolio   Rowe Price-Fleming International, Inc.
 9.  Large Cap Value Portfolio               T. Rowe Price Associates, Inc.
10.  Strategic Bond Portfolio                J.P. Morgan Investment Management Inc.
11.  Equity Index Portfolio                  State Street Bank and Trust Company
12.  Managed Portfolio                       Independence Investment Associates, Inc.
13.  Money Market Portfolio                  John Hancock Mutual Life Insurance Company
14.  Large Cap Growth Portfolio              Independence Investment Associates, Inc.
15.  Growth and Income Portfolio             Independence Investment Associates, Inc.
16.  Real Estate Equity Portfolio            Independence Investment Associates, Inc.
17.  Short Term Bond Portfolio               Independence Investment Associates, Inc.
18.  Sovereign Bond Portfolio                John Hancock Advisers, Inc.
19.  Small/Mid Cap CORE Portfolio            Goldman Sachs Asset Management (a division of
                                             Goldman, Sachs & Co.)
20.  High Yield Bond Portfolio               Wellington Management Company, LLP
21.  Bond Index Portfolio                    Mellon Bond Associates, LLP
22.  Global Equity Portfolio                 Scudder Kemper Investments, Inc.
23.  Emerging Markets Equity Portfolio       Montgomery Asset Management, LLC

